Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Anthony Taylor, President and Chief Executive Officer of Montpelier Re Holdings Ltd (the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ANTHONY TAYLOR

Name: Anthony Taylor
Title: President and Chief Executive Officer

Date: June 18, 2003

      I, K. Thomas Kemp, Chief Financial Officer of Montpelier Re Holdings Ltd.(the “Company”), to the extent 18 U.S.C. 1350 is applicable, hereby certify, to the best of my knowledge, that the Company’s Amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ K. THOMAS KEMP

Name: K. Thomas Kemp
Title: Chief Financial Officer

Date: June 18, 2003